Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 185 to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 11, 2019 relating to the financial statements and financial highlights of Fidelity Diversified International Fund, Fidelity International Capital Appreciation Fund, Fidelity Worldwide Fund, Fidelity International Small Cap Opportunities Fund, Fidelity International Value Fund, and Fidelity Total International Equity Fund, our reports dated December 12, 2019 relating to the financial statements and financial highlights of Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, and Fidelity International Small Cap Fund, our reports dated December 13, 2019 relating to the financial statements and financial highlights of Fidelity Diversified International K6 Fund, Fidelity Flex International Fund, Fidelity Global Equity Income Fund, Fidelity International Capital Appreciation K6 Fund, Fidelity International Discovery K6 Fund, Fidelity SAI International SMA Completion Fund, and our reports dated December 16, 2019 relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Fund, Fidelity Series Emerging Markets Opportunities Fund, Fidelity Series International Small Cap Fund, Fidelity Series International Value Fund, and Fidelity Series Overseas Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2019